Exhibit 99.1

Boston Omaha Corporation Completes the Acquisition of Utah Broadband, LLC

December 29, 2020

OMAHA, Neb.--(BUSINESS WIRE)--Boston Omaha Corporation (NASDAQ: BOMN), through its wholly owned subsidiary FIF Utah LLC (“FIF Utah”), has completed the acquisition of Utah Broadband, LLC (“UBB”), a family-owned broadband fiber and fixed wireless internet service provider. Founded in 2002, UBB provides high-speed internet services to its well over 10,000 customers throughout Salt Lake City, Park City, Ogden, Provo and surrounding communities. The Company previously announced via a press release on December 17, 2020 that it had entered into a definitive purchase agreement to acquire the assets of UBB.

Founder and CEO Steve McGhie said, “Utah Broadband is excited to partner with Boston Omaha to expand our offering and footprint by bringing fiber to our markets. Our mutual commitment is to provide the fastest, most reliable internet service in the West.”

Steve McGhie will continue as CEO and retain a 20% initial ownership stake in the newly formed entity as he continues to guide Utah Broadband’s next phase of growth. The remaining 80% initial ownership stake is owned by a wholly owned subsidiary of Boston Omaha, which intends to make significant additional capital investments to fund the company’s planned fiber-to-the-home expansion. The purchase price consisted of $21,600,000 in cash paid at closing, subject to certain working capital and other adjustments, and the issuance of 20% of the common membership interests of FIF Utah, valued at $5,400,000, to Mr. McGhie. A portion of the cash purchase price is held in escrow to provide a source of indemnification for any breaches of the representations and warranties, covenants and other obligations of UBB, its members and Mr. McGhie under the Agreement.

Co-CEO of Boston Omaha, Adam Peterson added, "Steve has built UBB into a first-class business with a focus on delighting customers and bringing high speed data internet connections to difficult to build communities in the Wasatch mountains. Boston Omaha has now committed to fiber-to-the-home buildouts in various geographies through the acquisitions of AireBeam in Arizona, its partnership with Dream Finders Homes, and UBB. We look forward to making significant additional capital investments to bring the fiber internet network of tomorrow to more and more households."

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with three majority owned businesses engaged in outdoor advertising, surety insurance and broadband telecommunications services. The Company also maintains minority investments in a bank, a national residential homebuilder and commercial real estate services businesses.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect” “pending” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, our management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

Contacts:

Boston Omaha Corporation
Catherine Vaughan, 617-875-8911
cathy@bostonomaha.com